Consent of Independent Certified Public Accountants



First Investors Series Fund II, Inc.
95 Wall Street
New York, New York  10005

     We consent to the use in Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A (File No. 33-46924) of our report dated November 24, 1997 relating to the October 31, 1997 financial statements of First Investors Series Fund II, Inc., which are included in said Registration Statement.

                                        /s/  Tait, Weller & Baker
                                             ---------------------------
                                             TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
December 22, 1997